                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES*

NAME IN CORPORATE ARTICLES                 DOING BUSINESS AS                      JURISDICTION
--------------------------                 -----------------                      ------------
Reflections Interactive Limited            Reflections Interactive Limited        United Kingdom

GT Interactive Software France SARL        GT Interactive Software France SARL    France

GT Interactive Europe Holdings BV          GT Interactive Europe Holdings BV      Holland

ATARI Asia Pacific Pty Ltd.                ATARI Asia Pacific Pty Ltd.            Australia
(in dissolution process)

GT Interactive Software GmbH**             GT Interactive Software GmbH           Germany

GT Interactive Software Europe Ltd.**      GT Interactive Software Europe Ltd.    United Kingdom


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* All entities, except for Reflections Interactive Limited, do not conduct business operations.

** Denotes a direct subsidiary that itself has non-operating subsidiaries.